Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 2 to Registration Statement No. 333-144143 on Form S-8 of our reports dated February 29, 2012, relating to the consolidated financial statements and financial statement schedule of Avis Budget Group, Inc., and the effectiveness of Avis Budget Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Avis Budget Group, Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
New York, New York
June 28, 2012